SECOND AMENDMENT
                                       TO
              AMENDED AND RESTATED ACQUISITION AGREEMENT AMONG SGI
             INTERNATIONAL, BLUEGRASS COAL DEVELOPMENT COMPANY AND
                         AMERICOAL DEVELOPMENT COMPANY

This Second Amendment to the Amended and Restated Acquisition Agreement Among SGI International, Bluegrass Coal Development Company And Americoal Development Company (the "Second Amendment"), is entered into by and between SGI International ("SGI"), Bluegrass Coal Development Company ("Bluegrass") and Americoal Development Company ("Americoal") effective as of June 30, 2000 (the "Effective Date"). The Second Amendment amends in certain particulars the Amended and Restated Acquisition Agreement Among SGI International, Bluegrass Coal Development Company And Americoal Development Company (the "Acquisition Agreement") that was entered into effective December 9, 1999. Bluegrass and Americoal are hereafter referred to collectively as "Sellers".

                                    RECITALS

A. The Acquisition Agreement originally provided Sellers with certain rights and privileges in the event that certain conditions had not been satisfied by March 31, 2000; and,

B. SGI has not satisfied all of the conditions that were required to be fulfilled by March 31, 2000, but has made significant progress toward their being satisfied and the First Amendment extended that March 31 date to June 30, 2000.

C. Based on progress since March 31 it is the expectation of SGI and Sellers that those conditions can be satisfied if an additional extension is granted SGI from June 30, 2000 to September 30, 2000 in order to allow certain parties interested in purchasing the ENCOAL plant from SGI and making modifications thereto to complete due diligence and negotiations;

D. It is therefore the intent of the parties hereto to amend the March 31, 2000 date, as extended to June 30 by the First Amendment, contained in the Acquisition Agreement, and Exhibits thereto, such that the "March 31, 2000" date shall be restated to be "September 30, 2000" with all other terms and conditions of the Acquisition Agreement to remain in full force and effect, subject to the performance by SGI and Sellers of the terms and conditions of this Second Amendment.

                                   AGREEMENT

NOW THEREFORE, in consideration of the covenants and conditions of this Second Amendment the parties do hereby agree as follows:

1. Extension. SGI and Sellers hereby agree that in consideration of the premises contained herein and for other good and valuable consideration and in order to provide SGI with an extension of time to satisfy certain terms and conditions of the Acquisition Agreement as amended by the First Amendment, it shall be amended as follows:

The date "March 31, 2000", referred to in the Acquisition Agreement in Sections
3.1.1 (c), 3.1.1(d), 3.1.2, 7.3, and 11.3(b) is hereby amended and replaced with the date "September 30, 2000."

2. Note Amendment . The date "March 31, 2000" appears in the Secured Non-Recourse Promissory Note dated December 9, 1999 referenced in a draft depicted as Exhibit 3.1D to the Acquisition Agreement. The parties hereby agree that the original Promissory Note (the "Note") of December 9, 1999 for the Principal Sum of $193,078 is hereby amended as follows: The date "March 31, 2000" as it appears in the Note is hereby amended and restated to be September 30, 2000, and any and all amounts due and payable under the Note are now due and payable on September 30, 2000. To the extent that the date "March 31, 2000" as previously amended by the First Amendment to June 30, 2000, appears elsewhere in the Acquisition Agreement or in instruments that were originally referenced as exhibits to the Acquisition Agreement then that date shall also be amended and restated to be "September 30, 2000" in the executed original instruments.

3. Consideration for Extension. SGI shall pay Bluegrass the sum of $50,000 for the extension being provided for in this Second Amendment. That payment shall be made as follows: $16,667 shall be paid to Bluegrass on July 1, 2000; $16,667 shall be paid to Bluegrass on August 1, 2000; and finally $16,666 shall be paid to Bluegrass on September 1, 2000. The parties also acknowledge that as additional consideration for the extension SGI shall obtain a written acknowledgement (the "Written Acknowledgement") from Vulcan and/or Triton that the $36,000,000 bond required under the Facility Use and Indemnity Agreement (the "Indemnity Agreement") can be reduced to $10,000,000. SGI shall and is authorized to act on behalf of Sellers to obtain the Written Acknowledgement.

SGI hereby waives any claim against AEI for the $15,000 paid by Griffin Coal to TEK-KOL for a Phase I study, which might have been retained by AEI. In return, except as set forth in Section 4 below, AEI agrees that SGI does not owe it for any bond premiums for coverage through June 30, 2000 beyond the payments already made by SGI for $10,000,000 in bonding as required by the First Amendment.

4. Bond Costs. This extension of time provided herein is granted on the further condition that SGI pay the cost for coverage through September 30, 2000 of the bond obtained by Sellers pursuant to the Indemnity Agreement. The costs for the bond for $10,000,000 are approximately $12,500 for the period July 1, 2000 through September 30, 2000. Therefore, SGI shall reimburse Bluegrass for the premium for such bond by paying it the sum of $12,500 as follows: $4,167 shall be paid to Bluegrass on July 1, 2000, $4,167 shall be paid to Bluegrass on August 1, 2000, and finally $4,166 shall be paid to Bluegrass on September 1, 2000.

5. No other Amendments. Except as stated herein, no other term or condition of the Acquisition Agreement or Exhibits thereto shall be amended and all other terms and conditions contained in the Acquisition Agreement shall continue in full force and effect.

IN WITNESS WHEREOF the parties have executed this Second Amendment by their duly authorized signatories as of the day and year first written above.

SGI INTERNATIONAL, INC.                         BLUEGRASS COAL DEVELOPMENT CO.

/s/ JAMES W. MAHLER                             /s/ ART THOMAS
By: James W. Mahler                             By: Art Thomas
Title: Executive Vice President                 Title: Attorney in Fact


AMERICOAL DEVELOPMENT CO.

/s/ ART THOMAS
By: Art Thomas
Title: Attorney in Fact

To the extent the rights of Wyoming Coal Technology ("WCT") and AEI Resources ("AEI") are affected by this Second Amendment, WCT and AEI represent that they have each reviewed this Second Amendment and consent to the terms and conditions set forth herein.

WYOMING COAL TECHNOLOGY, INC.                   AEI RESOURCES, INC.

/s/ ART THOMAS                                  /s/ ART THOMAS
By: Art Thomas                                  By: Art Thomas
Title: Attorney in Fact                         Title: Attorney in Fact